UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 6, 2013

BRIGGS & STRATTON CORPORATION

(Exact name of registrant as specified in its charter)

Wisconsin	1-1370	39-0182330
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12301 West Wirth Street, Wauwatosa, Wisconsin 53222

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (414) 259-5333

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

BRIGGS & STRATTON CORPORATION AND SUBSIDIARIES

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 6, 2013, Briggs & Stratton Corporation (the “Company”) entered into an Expatriate Agreement with William H. Reitman. Under the Expatriate Agreement, Mr. Reitman will serve as Senior Vice President & Managing Director – Europe for both the Company and Briggs & Stratton International, Inc., a wholly-owned subsidiary of the Company. Mr. Reitman previously served as Senior Vice President – Business Development & Customer Support. Under the terms of the Expatriate Agreement, Mr. Reitman will reside and work in Freienbach, Switzerland throughout the term of the agreement, which will begin upon receipt of required Swiss work and residence permits (anticipated to be approximately October 1, 2013) and end on December 31, 2015. After expiration of the term, the Expatriate Agreement will automatically renew on a monthly basis until replaced by a future agreement or the agreement is terminated.

Under the Expatriate Agreement, Mr. Reitman will receive an annual foreign service premium equal to 10% of his base salary and an award of 3,000 shares of restricted stock of the Company for completion of each full year of the assignment. In addition to the annual incentive award under the Company’s Operating Economic Value Added Incentive Compensation Plan, Mr. Reitman’s foreign service makes him eligible for an additional bonus of 5% of his annual salary (if certain performance goals are met), to be granted in the discretion of Briggs & Stratton International. Mr. Reitman is also entitled to an assignment allowance of $62,000.

Mr. Reitman will continue to participate in the Company’s compensation and benefit programs available to officers generally, including life insurance, accidental death and personal loss insurance, health insurance coverage, and retirement plan and 401(k) participation. The Company’s international assignment policy also requires that the Company provide Mr. Reitman with an allowance to cover the amount by which the cost of foreign housing and utilities may exceed U.S. costs. Other benefits include certain relocation and repatriation expenses and household goods storage, a travel related allowance, vacation, tax equalization, arrangement for work and residence visas, and certain medical-related expenses. Mr. Reitman’s existing employment agreement and change in control agreement with the Company remain in effect throughout the term of the Expatriate Agreement.

The foregoing summary of the Expatriate Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference in its entirety.

Item 9.01 Financial Statement and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Expatriate Agreement for William H. Reitman

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRIGGS & STRATTON CORPORATION
(Registrant)

Date: September 12, 2013	By:	/s/ David J. Rodgers
David J. Rodgers
Senior Vice President and Chief Financial Officer
Duly Authorized Officer

Exhibit Index

Exhibit No.	Description

10.1	Expatriate Agreement for William H. Reitman

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